                                                                   Exhibit 10.31

                                  Amendment 1

     Amendment 1 made and entered into this 24th day of August, 1998 will serve as an amendment to the existing Telemarketing Agreement made and entered into July 1, 1998 (the "Agreement"), by and between RMH TeleServices, Inc., a Pennsylvania corporation with offices at 40 Morris Avenue, Bryn Mawr, Pennsylvania 19010 ("RMH") and BrandDirect Marketing, Inc., a Delaware corporation with offices at Corporate Drive, Shelton, Connecticut 06484 ("BDM").

     RMH hereby agrees to provide to BDM inbound, customer retention services for one or more of the membership clubs owned and operated by BDM for an initial test period of ninety (90) days. Either party may elect at any time during the test period or within five (5) business days after the test period to terminate inbound, customer retention services on five (5) days' prior written notice. If no such notice is given, the Agreement with respect to inbound, customer retention services will continue as provided in Section 1.01, except that "sixty
(60) days" in line 3 thereof shall be changed to "one hundred twenty (120) days". In addition, the following terms and conditions shall apply to such services:

1.   Variable References:

     (a)  Client name:                  BrandDirect Marketing, Inc.

     (b)  Client Address:               4 Corporate Drive
                                        Shelton, CT 06484

     (c)  Length of Term:               See above

     (d)  Hours of Inbound Service:     Ongoing

     (e)  Program, Design, Development  WAIVED
          Testing, Implementation &
          Training

     (f)  Rate                          [REDACTED DUE TO REQUEST FOR
                                        CONFIDENTIAL TREATMENT]/Dedicated Hour,
                                        which includes only that time in which
                                        agents are answering calls, available
                                        to answer calls or in after call work
                                        on the previous call.

     (g)  Type of Services              Inbound, Customer Retention Services

     (h)  Terms of Payment              See Section 4.01

     (i)  Monthly Recurring             To Be Determined (upon prior written
          (Transmissions etc.)          agreement)

     (j)  Transmissions                 Waived

     (k)  Postage/Shipping:             @ Cost

     (l)  Telecommunications:                To be provided by BDM

     (m)  Customize Programming              [REDACTED DUE TO REQUEST FOR
          (beyond set-up)                    CONFIDENTIAL TREATMENT] Per Hour
                                             (upon prior approval)


     (n)  CSR New Product                    [REDACTED DUE TO REQUEST FOR
          Updates/Launches Training          CONFIDENTIAL TREATMENT]/hour
          Post Start-up - after the first 2  per CSR
          hours/month/CSR and upon
          prior written approval


     (o)  Clerical/Administrative Support    [REDACTED DUE TO REQUEST FOR
          beyond standard RMH services       CONFIDENTIAL TREATMENT]
          and upon prior written approval

2.   Other terms:

     (a) BDM is in the process of preparing Telemarketing Standards for its inbound, customer retention services (the "Standards"). BDM will provide a written copy of the Standards to RMH upon completion, and RMH will thereafter comply with the Standards. BDM will be entitled to revise the Standards from time to time in its discretion, and RMH will comply with such revised Standards.

     (b) Pending completion of the Standards, RMH will comply with the following:

          1. Average speed of answer to be no greater than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] seconds, measured monthly.

          2. [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of calls to be answered within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] seconds, measured monthly.

          3. Average handle time (includes talk time + post call work time) per call to be under [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] minutes after first 45 days from start of test period and thereafter.

          4. Conversion (save) rate to be at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] after first 45 day period from start of test period and thereafter.

          5. Utilization rate to be at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per week during the first four weeks of the test period and at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per week thereafter. The utilization rate is defined as Total Talk Time plus Total After Call Work divided by Total Billed Time in the same unit of measure.

          6. Comply with the following sections of BrandDirect's Telemarketing Vendor Standards: 1:1 (Confidentiality), 1.3 (Performance Standards), 1.4 F (Inspection Visits), 2.3 A (Politeness, etc.), 2.3 B (Presentation Skills), and 6 (File Formatting Procedures).

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

          7. Supply, through electronic mail, a predefined standard report package per initial requirements to BDM on a daily basis at no additional charge to BDM.

          8. Maintain electronic records of all inbound calls for the longer of thirty days and RMH's standard retention period. Statistical data on calls must be retained for at least ninety days.

          9. Develop report showing "stick rate" % for defined periods e.g. 60, 90, 180 days.

          10. RMH will have 5 days to cure any issues. If issues are not cured then BDM will have the option to discontinue the relationship with 15 days notice.

          11. After the test period there will be a consideration given by BDM for developing an incentive for additional long term "stick rates."

     (c) RMH will ensure that a sufficient number of trained personnel are available at all times to perform properly its obligations hereunder.

     (d) All other terms of the Agreement, to the extent reasonably applicable to inbound, customer, retention services, shall apply.

     Accepted this 24th day of August, 1998.

RMH TELESERVICES, INC.             BRANDDIRECT MARKETING, INC.



BY:  /s/ Raymond T. Stamps         BY:  /s/ Stuart Zimmerman
   ---------------------------        ------------------------------------
     Raymond T. Stamps, Sr. VP          Stuart Zimmerman, Sr. VP of Operations


DATE:        8/21/98               DATE:         8/24/98
     ---------------------------        ----------------------------------

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